AGREEMENT

THIS AGREEMENT is entered into between **BOARD OR COUNTY COMMISSIONERS FOR YAKIMA COUNTY, WASHINGTON**, herein the "County", the address of which is 128 N. 2nd Street, Yakima, Washington, 98901, and **CONMED INC**, the address of which is , 9375 Chesapeake Street, Suite 203, LaPlata, Maryland 20646, hereinafter the "Contractor".

WITNESSETH:

In consideration of the terms and conditions contained herein and the attached documents, which is made part of this Agreement by this reference, the parties hereto agree as follows:

1. The Contractor shall do all work and furnish all materials necessary for performing the work in accordance with and as described in the attached Response to RFP Juvenile Health Care Services dated August 17, 2007 ("Response to RFP").

2. The County agrees to pay for the work as set forth in the Response to RFP at the time and in the manner and upon conditions as provided.

3. This agreement contains all terms and conditions agreed upon by the parties. No change or addition to this agreement shall be valid or binding upon either party unless such change or addition is in writing and executed by both parties. All terms of the attached Response to RFP are incorporated herein by this reference.

4. The parties agree that the Contractor is an independent contractor and not an agent or employee of the County. Agents, employees, servants, or representatives of the Contractor shall not be deemed to be employees, agents, servants, or representatives of the County for any purpose. Employees of the Contractor are not entitled to any benefits the County provides for County employees.

5. The Contractor agrees that it shall not discriminate against any person on the grounds of race, creed, color, religion, national origin, sex, age, marital status, political affiliation or belief, or the presence of any sensory, mental or physical handicap in violation of the Washington State Law Against Discrimination (RCW chapter 49.60) or the Americans with Disabilities Act (42 U.S.C. 12101 et seq.) In the event the Contractor violates this provision, the County may terminate this agreement immediately and bar the Contractor from performing any services for the County in the future.

6. The Contractor shall not assign or subcontract any portion of the contracted activities without obtaining prior written approval from the County.

7. Either party may terminate this contract upon one hundred and twenty (120) days written notice sent by certified mail to the addresses listed above. If the Contractor fails to comply with the terms and conditions of this agreement, the County may pursue such

remedies as are legally available, including, but not limited to, the immediate termination of this agreement.

8. The Contractor shall not be deemed in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, inmate disturbances, acts of God, civil or military authority, acts of public enemy, war, accidents, fire, explosions, earthquakes, floods, failure of transportation, or any similar cause reasonably beyond the control of either party.

9. The Contractor shall indemnify and hold harmless the County, its officers, agents and employees, from all liability, loss of damage, including costs of defense they may suffer as a result of claims, demands, actions, damages, costs or judgments which result from the activities to be performed by the Contractor, its agents, employees, or subcontractors pursuant to this Agreement.

10. The Contractor shall provide to the County proof of insurance in the amounts required under the RFP. The County shall be named as an additional insured on such insurance policies as necessary to comply with the coverage requirements set forth in the RFP.

11. This agreement shall be governed by the laws of the State of Washington. Any action, suit, or judicial proceeding for the enforcement of this agreement shall be brought in the Superior Court for the State of Washington in Yakima County, Washington.

12. The term of this agreement shall be from October 1, 2007, to December 31, 2008, and may be extended from year to year, not to exceed five years, by mutual written consent of the parties.

13. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute on and the same instrument.

Dated this 2 day of October, ~~2006~~ 7

CONTRACTOR

[signature]
Signature

CMO/EVP
Title

Conmed, Inc
Company

Suite 203 9375 Chesapeake Street
Address

La Plata, MD 20646
City State Zip

Federal ID#: 52-1530272

Attest:

9/25/07

Christina S. Steiner
Clerk of the Board

Approved as to Form:

Deputy Prosecuting Attorney

BOARD OF YAKIMA COUNTY COMMISSIONERS

Excused

Michael D. Leita, Chairman

Ronald F. Gamache, Commissioner

J. Rand Elliott, Commissioner

Constituting the Board of County Commissioners for Yakima County, Washington